Exhibit 10.1

KVH INDUSTRIES, INC.

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT (this “Amendment”) is entered into as of June 15, 2015 (the “Effective Date”) by and among KVH INDUSTRIES, INC., a Delaware corporation (“Borrower”), BANK OF AMERICA, N.A., as Administrative Agent (the “Agent”), BANK OF AMERICA, N.A., as a lender, and THE WASHINGTON TRUST COMPANY, as a lender (collectively, (“Lenders”).

R E C I T A L S

WHEREAS, Borrower, Agent and the Lenders have previously entered into a Credit Agreement dated as of July 1, 2014 (the “Credit Agreement”);

WHEREAS, the Borrower, Agent and the Lenders have agreed to make certain changes with respect to the change of control provisions set forth in the Credit Agreement;

NOW THEREFORE, in consideration of the foregoing premises and the mutual benefits to be derived by Borrower, Agent and the Lenders from a continuing relationship under the Credit Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

A.All defined terms not specifically defined herein have the same meaning as set forth in the Credit Agreement.

B.Amendment to Credit Agreement. As of the Effective Date, the following defined term appearing in Section 1.01 of the Credit Agreement is hereby amended in its entirety to read as follows:

“Change of Control” means an event or series of events by which:

(a)at any time the current shareholders shall directly or indirectly cease to own Equity Interests in the Borrower representing more than 20% of the combined voting power of all Equity Interests entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully diluted basis; or any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of more than 20% of the Equity Interests of the

Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b)during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

C.Representations and Warranties.  Each Loan Party represents and warrants to Agent and the Lenders that: (a) such Loan Party has the full power and authority to execute, deliver and perform its respective obligations under the Credit Agreement, as amended by this Amendment, (b) the execution and delivery of this Amendment has been duly authorized by all necessary action of the Board of Directors (or equivalent) of such Loan Party; (c) after giving effect to this Amendment, the representations and warranties contained or referred to in Article V of the Credit Agreement are true and accurate in all material respects as if such representations and warranties were being made as of the Effective Date except to the extent that such representations and warranties specifically refer to an earlier date; and (d) no Default or Event of Default has occurred and is continuing.

D.Other.

1.This Amendment shall be effective as of the date the Agent receives:

(i)	this Amendment duly executed and delivered by Agent, the Lenders, and the Loan Parties;

(ii)	all accrued fees, costs and expenses (including, without limitation, the reasonable costs and expenses of Agent’s counsel) incurred by Agent in connection with this Amendment.

2.This Amendment is executed as an instrument under seal and shall be governed by and construed in accordance with the laws of The State of New York without regard to its conflicts of law rules. Pursuant to Section 11.20 of the Credit Agreement, all parts of the Credit Agreement and any other Loan Document not affected by this Amendment are hereby ratified and affirmed in all respects, provided that if any provision of the Credit Agreement shall conflict or be inconsistent with this Amendment, the terms of this Amendment shall supersede and prevail. Upon the execution of this Amendment, all references to the Credit Agreement in that document, or in any other Loan Document, shall mean the Credit Agreement as amended by this Amendment. Except as expressly provided in this Amendment, the execution and delivery of this Amendment does not and will not amend, modify or supplement any provision of, or constitute a consent to or a waiver of any noncompliance with the provisions of the Credit Agreement, and, except as specifically provided in this Amendment, the Credit Agreement shall remain in full force and effect. This Amendment may be executed in one or more counterparts with the same effect as if the signatures hereto and thereto were upon the same instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of Borrower, Agent and the Lenders in accordance with Section 11.01 of the Credit Agreement, has caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first written above.

BORROWER:	KVH INDUSTRIES, INC.

/s/ Peter A. Rendall
Name: Peter A. Rendall
Title: Chief Financial Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

/s/ Brenda Schriner
Name: Brenda Schriner
Title: Vice President

LENDER:	BANK OF AMERICA, N.A., as a Lender

/s/ Donald C. McQueen
Name: Donald C. McQueen
Title: Senior Vice President

LENDER:	THE WASHINGTON TRUST COMPANY, as
a Lender

/s/ Scott A. McCaughey
Name: Scott A. McCaughey
Title: Vice President